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                                                                Exhibit 99

NEWS                                              FOR IMMEDIATE RELEASE
RELEASE                                           CONTACT:
                                                  MADISON BANK
                                                  215) 641-1111


                            MADISON BANK OF BLUE BELL

                     ANNOUNCES PAYMENT OF 10% STOCK DIVIDEND


BLUE BELL, PA, August 18, 1999 --- Madison Bancshares Group, Ltd., the Pennsylvania bank holding company of Madison Bank of Blue Bell, PA, has announced the declaration of a 10% stock dividend, payable in shares of the Corporation's common stock, to shareholders of record of the Corporation's 1,567,669 shares of common stock as of September 1, 1999. The dividend will be payable on or about September 16, 1999. No fractional shares will be issued in conjunction with this dividend.

According to Madison Bank CEO, Vito A. DeLisi, "This stock dividend payment represents the continued success of Madison Bank's community banking approach in the suburban Philadelphia financial market."

Madison Bank, headquartered in Blue Bell, PA, operates branch offices in the Madison Bank Building, Blue Bell, PA, Plymouth Square Shopping Center, Conshohocken, PA, Village of Centre Square, Blue Bell, PA, Lancaster Avenue in Strafford, PA and in the Fox Chase section of Northeast Philadelphia. Madison services commercial and personal accounts, offering services including; early morning, late evening and weekend banking hours; commercial, personal and mortgage loans; and money market and checking accounts with free MAC transaction. For further information, please call (215) 641-1111.


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